Exhibit (23)(a)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of CMS Energy Corporation:
(1)	Registration Statements (Form S-3 No. 333-125553, No. 333-52560, No. 333-27849, No. 333-37241, No. 333-74958, No. 333-45556) of CMS Energy Corporation;

(2)	Registration Statements (Form S-4 No. 33-60007 and No. 33-55805) of CMS Energy Corporation;

(3)	Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to the CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, and

(4)	Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company;
of our report dated February 21, 2007 (except for Note 2, as to which the date is May 31, 2007) with respect to the consolidated financial statements of CMS Energy Corporation included in this Current Report on Form 8-K for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Detroit, Michigan
May 31, 2007